                                                                       EXHIBIT 5
                                  July 20, 1999


To the Trustee for the
Benefit of the Holders

         Re:      REGISTRATION STATEMENT ON FORM S-4 - FILE NO. 333-79195

Ladies and Gentlemen:

         I have acted as counsel for Fruit of the Loom, Inc., a Delaware corporation (the "Company"), Fruit of the Loom, Ltd., a Cayman Islands corporation ("FTL-Cayman"), and each of the subsidiaries of the Company listed on Annex A hereto (the "Guarantor Subsidiaries") in connection with the preparation and filing of a registration statement on Form S-4, File
No. 333-79195 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the exchange of up to an aggregate principal amount of $250,000,000 of the Company's 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "Exchange Notes"), for up to an aggregate principal amount of $250,000,000 of the Company's outstanding 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "Initial Notes"). Capitalized terms used but not defined shall have the meanings as set forth in the Registration Statement or the Indenture for the Exchange Notes, as the case may be.

         In connection with this opinion, I have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers, and employees of, and the accountants for, the Company. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such instruments, documents, and records as I have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement (b) the Certificate of Incorporation of the Company, (c) the By-laws of the Company, (d) the minutes of meetings of the Board of Directors of the Company, (e) the Indenture for the Notes, (f) the Form of Exchange Note, and (g) the Statement on Form T-1 under the Trust Indenture Act of 1939, as amended, relating to the Indenture.

         In connection with this opinion, I have assumed the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures (other than on behalf of the Company, FTL-Cayman and the Guarantor Subsidiaries), the due authority of the parties signing such documents, the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies. I have further assumed that:

Fruit of the Loom, Inc.
July 20, 1999
Page 2

         (i) Each party involved in the transactions contemplated by the Registration Statement (the "Offering") other than the Company, FTL- Cayman and the Guarantor Subsidiaries (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

         (ii) Each of the Other Parties has complied with all legal requirements pertaining to its status as such relate to its rights to enforce the Indenture against the Company.

         Based upon and subject to the foregoing, it is my opinion that, the Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in exchange for the outstanding notes in the manner set forth in the Registration Statement, will be legally issued and will be binding obligations of the Company, FTL-Cayman and the Guarantor Subsidiaries under the terms of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; and (iii) that I express no opinion as to the waiver of the defense of usury.

         This opinion is limited to the laws of the states of Delaware and New York, and the laws of the United States of America. I do not express any opinion herein concerning any other law and I assume no obligation to advise you of changes that may hereafter be brought to my attention.

         I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.


                                                     Very truly yours,



                                                     John J. Ray III


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                                   ANNEX A

                                                                                                                 Primary Standard
                                                      Jurisdiction of                                               Industrial
                                                     Incorporation or                I.R.S. Employee             Classification
            Name                                       Organization                 Identification No.              Code Number
            ----                                     ----------------               -----------------            ----------------
Aliceville Cotton Mill, Inc.                              Alabama                       63-0398991                     2228

The B.V.D. Licensing Corporation                          Delaware                      13-2873530                     2388

Dekalb Knitting Corporation, Inc.                         Alabama                       61-1218696                     2300

Fayette Cotton Mill, Inc.                                 Alabama                       63-0400244                     2228

FOL Caribbean Corporation                                 Delaware                      61-1296288                     8599

Fruit of the Loom Arkansas, Inc.                          Arkansas                      61-1167075                     2315

Fruit of the Loom Caribbean, Inc.                         Delaware                      61-1153959                     4200

Fruit of the Loom, Inc.                                   New York                      05-0144075                     2388

Fruit of the Loom Trading Company                         Delaware                      61-1207878                     8980

FTL Regional Sales Company, Inc.                          Delaware                      61-1278881                     2388

FTL Sales Company, Inc., f/k/a Fruit of                   New York                      13-5591934                     8980
the Loom Sales Co., Inc.

Fruit of the Loom, Texas, Inc.                            Texas                         61-1152526                     2315

Gitano Fashions Limited                                   Delaware                      36-3940847                     2799

Greenville Manufacturing, Inc.                            Mississippi                   61-1221118                     2315

Jet Sew Technologies, Inc.                                New York                      16-1442737                     3500

Leesburg Yarn Mills, Inc.                                 Alabama                       31-1298216                     6749

Martin Mills, Inc.                                        Louisiana                     72-0688301                     2315

Pro-Player, Inc.                                          New York                      13-3122774                     2799

Rabun Apparel, Inc.                                       Georgia                       58-2012332                     2250

Russell Hosiery Mills, Inc.                               North Carolina                56-0503626                     2250

Salem Sportswear Corporation                              Delaware                      04-3119649                     2228

Salem Sportswear, Inc.                                    New Hampshire                 02-0359850                     2799

Sherman Warehouse Corporation                             Mississippi                   64-0439662                     4200

Union Sales, Inc.                                         Delaware                      61-0909765                     6749

Union Underwear Company, Inc.                             New York                      61-0505082                     2315

Union Yarn Mills, Inc.                                    Alabama                       63-0360168                     2228

Whitmire Manufacturing, Inc.                              South Carolina                61-1233121                     2250

Winfield Cotton Mill, Inc.                                Alabama                       63-0400565                     2228